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                                                                    EXHIBIT 10.6


                                  May 21, 1997



Mr. Ronald G. Crane
President
Watson General Corporation
32-B Mauchly
Irvine, California  92718

         Re:     WATSON GENERAL CORPORATION LETTER AGREEMENT

Dear Mr. Crane:

         Sagaponack Management Co. Inc. ("SMC") is pleased to act as the financial advisor to Watson General Corporation (the "Company") pursuant to the terms of this letter agreement (this "Letter Agreement"). For purposes of this Letter Agreement, SMC shall include any successor entity formed by SMC in which Barry Rosenstein has a controlling interest. For purposes of this Letter Agreement, the term "Company" shall include any affiliates, subsidiaries, predecessors and successors of the Company, and to any other entities which may be formed and/or utilized in connection with a Financing. All obligations hereunder shall be guaranteed by, and shall be deemed to be joint and several obligations of, USTMAN Industries, Inc. and Watson Systems, Inc. until such time as they are merged with and into the Company.

         1.      NATURE OF ENGAGEMENT.

                 a. SMC is hereby engaged, on an exclusive basis, to render financial advisory services to the Company, including but not limited to merger and acquisition analysis, due diligence, valuation analysis, structuring, negotiation, and such other financial advice as the Company may reasonably request from time to time ("Financial Advisory Services").

                 b. SMC may also cause its affiliated entities to provide funds to the Company or arrange for funds to be provided to the Company in the form of either debt or equity or a combination thereof from time to time (a "Financing").




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Mr. Ronald G. Crane
May 21, 1997
Page 2



         2.      SCOPE OF SERVICES.

                 During the term of this Agreement SMC shall provide the Company with such regular and customary financial advisory services as are reasonably requested by the Company provided that SMC shall not be required to undertake duties not reasonably within the scope of the financial advisory services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of SMC's advice is not readily quantifiable, and that SMC shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing. Further, nothing set forth herein shall prohibit SMC from providing the services that it may provide to the Company hereunder to any other person or entity.

         3.      COMPENSATION.

                          a.      With respect to the financing provided on the
date hereof pursuant to the Securities Purchase Agreement among the Company, Sagaponack Partners L.P. and Sagaponack International Partners L.P. (the "Securities Purchase Agreement") the Company shall pay to SMC on the date hereof by certified funds, wire transfer or official bank check, a transaction fee in the amount of $210,000.00. Transaction fees for any other Financing shall be mutually agreed upon by SMC and Company.

                          b.      During the term hereof, in consideration for
SMC's Financial Advisory Services, the Company shall pay to SMC a fee of $100,000 per year in equal quarterly installments of $25,000 each which shall be due and payable on the first day of each June, September, December and March during the Term hereof. Upon the execution hereof, the Company shall pay to SMC $25,000 which shall represent the quarterly payment of the Financial Advisory Fee due with respect to the period commencing June 1, 1997.

         4.      TERM OF ENGAGEMENT.

                 The term of this agreement shall be for the period commencing on the date first set forth above and ending on May 21, 2002.

         5.      SUBSEQUENT TRANSACTIONS.

                 In the event that during the period of the term of this agreement, the Company determines to undertake a pubic or private sale of debt or equity securities



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Mr. Ronald G. Crane
May 21, 1997
Page 3


other than a Financing (a "Public Offering" or "Private Offering," respectively) with respect to which the Company uses the services of a financial intermediary, the Company shall retain SMC as a co-managing underwriter or placement agent, as the case may be, in connection with such transaction, in the event and to the extent SMC is licensed to perform, and is reasonably capable of performing, such services. The fees in any engagement for either a Public Offering or Private Offering shall be paid pursuant to an underwriting or placement agent agreement containing customary representations, warranties, covenants, conditions and indemnities and providing for customary fees, the exact amount thereof to be mutually agreed. In addition, should the Company during the term of this agreement, undertake a Business Transaction which Business Transaction is of a type or a size (or both) not currently contemplated or substantially in excess of the level and type of activity undertaken by the Company, and in connection therewith the Company requires the services of a financial advisor, the Company shall retain SMC as the financial advisor to assist the Company in identifying, analyzing, structuring and negotiating such Business Transaction.

         As used herein, the term "Business Transaction" shall include, but not be limited to, a purchase or sale of stock or assets, assumptions of liabilities, merger, consolidation, tender offer, joint venture, or other business combination or similar undertaking by the Company. In the event of such Business Combination, the services to be provided by SMC shall be outlined in a separate advisory agreement containing the customary representations, warranties, covenants, conditions and indemnities and providing for separate and customary fees, the exact amounts thereof to be mutually agreed upon; provided, however that in the event that the Business Transaction relates to sale of all or substantially all of the assets or securities of the Company and it becomes necessary for the Company to engage another financial advisor in order to consummate such Business Transaction then in such event SMC agrees that any fees that are to be paid to all financial advisors with respect to such Business Transaction shall not, in the aggregate, exceed the amount of fees that would customarily be paid to one (1) financial advisor for such a Business Transaction.

         6.      REIMBURSEMENT OF EXPENSES.

                 The Company shall reimburse SMC for all reasonable out-of-pocket expenses including travel and legal expenses incurred in connection with the performance of its services both prior and subsequent to the signing of this agreement. Such reimbursement shall be paid on a current basis upon the request of SMC from time to time and shall be paid regardless of the consummation of a Financing or the outcome of any Financial Advisory Services rendered hereunder. SMC shall also be reimbursed for


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Mr. Ronald G. Crane
May 21, 1997
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expenses in connection with any Public Offering or Business Transaction pursuant to a separate agreement to be entered into with respect to any such Public Offering, Private Offering or Business Transaction. The Company expressly acknowledges that SMC may reasonably allocate certain travel, lodging and similar expenses among it's clients for whom such expenses were incurred, consistent with SMC's past practices. In addition, the Company agrees to pay its pro rata share of any multiple-issuer tombstone advertisement (which advertisement is subject to the prior approval of the Company) that references the Financing closing on the date hereof that SMC may place in the financial press, which pro-rata share shall exceed $500.00.

         7.      INDEMNIFICATION; CONTRIBUTION.

                 The Company agrees to indemnify, defend and hold harmless SMC in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Letter Agreement, which Indemnification Provisions are set forth on Schedule A attached hereto and made a part hereof.

         8.      LEGAL FEES.

                 In the event of any action brought by SMC to enforce this Letter Agreement, SMC shall be entitled to all costs of collection, including reasonable attorney fees and out-of-pocket expenses thereto.

         9.      MISCELLANEOUS.

                 This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable agreements made and to be performed entirely in such state. This Letter Agreement may not be amended or otherwise modified except by an instrument signed by all parties.
If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provisions of this Letter Agreement, which shall remain in full force and effect.



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Mr. Ronald G. Crane
May 21, 1997
Page 5


         10.     SURVIVAL.

                 It is expressly agreed that the provisions contained in Sections 3, 5, 6, 7 and 8 shall survive any termination or expiration of this Agreement.

         11.     COMPANY COOPERATION.

                 The Company will cooperate with SMC and make available to SMC all information which SMC reasonably requests in connection with the performance of its services hereunder, including all information concerning the business, assets, operations or financial condition of the Company, its competitors and industry. In addition, the Company shall use its best efforts to assist SMC in its marketing and arranging of any Financing, including, but not limited to, participating in meetings with potential investors. The Company agrees that SMC may rely upon the accuracy and completeness of such information without independent verification or independent appraisal. In addition, the Company shall be responsible for the completeness, accuracy and format of all information prepared by this Company.




                                                SAGAPONACK MANAGEMENT CO. INC.



                                                By: /s/ BARRY S. ROSENSTEIN
                                                    ---------------------------
                                                    Name:
                                                    Title:


Accepted and Agreed to as
of the date first written above.

WATSON GENERAL CORPORATION

By: /s/ RONALD G. CRANE
    ---------------------------
    Name:  Ronald G. Crane
    Title: President








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Mr. Ronald G. Crane
May 21, 1997
Page 6


                                   SCHEDULE A

                           Indemnification Provisions

         In connection with the engagement by Watson General Corporation ("Watson General") of Sagaponack Management Co. Inc. ("SMC") as Watson General's financial advisor, Watson General hereby agrees to indemnify and hold harmless SMC and its affiliates, and the respective directors, officers, shareholders, legal counsel, agents and employees of SMC (collectively, the "Indemnified Person"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing and defending any such action, suit, proceedings or investigation (whether or not in connection with litigation which SMC as a party) which are
(A) directly or indirectly, caused by, related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statement omitted to be made) by the Company, (ii) any Financing, or (iii) any actions taken or omitted to be taken by any Indemnified Person in connection with Watson General's engagement of SMC, or (B) otherwise relate to or arise out of SMC's activities on Watson General's behalf under SMC's engagement, and Watson General shall reimburse any Indemnified Person for all expenses (including the fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigation, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. Watson General will not, however, be responsible for any Claim which is finally judicially determined to have resulted form the gross negligence or willful misconduct of any Indemnified Person. Watson General further agrees that no Indemnify Person shall have nay liability to Watson General for or in connection with Watson General's engagement of SMC except for any Claim incurred by Watson General solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

         Watson General further agrees that Watson General will not, without the prior written consent of SMC, settle, comprise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (so long as such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.






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Mr. Ronald G. Crane
May 21, 1997
Page 7


         Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify Watson General in writing of such complaint or of such assertion or institution but failure to so notify Watson General shall not relieve Watson General from any liability or obligation Watson General may have hereunder, unless and only to the extent such failure results in the forfeiture by Watson General of rights and defenses, and will not in any event relieve Watson General from any other obligation or liability Watson General may have to any Indemnified person otherwise than under this Agreement. If Watson General so elects or is requested by such Indemnified Person, Watson General will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel.
In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and Watson General, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and Watson General shall pay the fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if Watson General fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by Watson General therefore, including without limitation, for the fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which Watson General assumes the defense, the Indemnified Person shall have the right to participate in such claim and to retain its own counsel therefor at its own expense.

         Watson General agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not SMC is the Indemnified Person), Watson General and SMC shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to Watson General, on the one hand, and SMC on the other, in connection with SMC's engagement referred to above, subject to the limitation that in no event shall the amount of SMC's contribution to such Claim exceed the amount of fees actually received by SMC from Watson General pursuant to SMC's engagement, Watson General hereby agrees that the relative benefits to Watson General, on the one hand, and SMC on the other, with respect to SMC's engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by Watson General or PPS's stockholders, as the case may be, pursuant to the transaction (whether



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Mr. Ronald G. Crane
May 21, 1997
Page 8


or not consummated) for which you are engaged to render services bears to (b) the fee paid or proposed to be paid to SMC in connection with such engagement.

         Watson General's indemnity, reimbursement and contribution obligations under this agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that nay Indemnified Party may have at law or at equity.

         Should SMC or its personnel be required or requested by Watson General to provide documentary evidence or testimony in connection with any proceeding arising from or relating to SMC's engagement, Watson General agrees to pay all reasonable expenses (including fees incurred for legal counsel) in complying therewith and $2,500 per day for sworn testimony or preparation therefor, payable in advance.

         It is understood that, in connection with the services to be performed by SMC, SMC may be engaged to act in one or more additional capacities and that the terms of the original engagement as set forth in the Financial Advisory Agreement to which this Schedule A is annexed, or any addition engagements may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of SMC's engagement(s).


                                   WATSON GENERAL CORPORATION


                                   By: /s/ RONALD G. CRANE
                                       -------------------------
                                       Name:  Ronald G. Crane
                                       Title: President